UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[X]Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

(Legg Mason Global ASset Management Trust

Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required.

[   ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                    1)    Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

                      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                     4)Proposed maximum aggregate value of transaction:

5)Total fee paid:

[  ]          Fee paid previously with preliminary materials.

[  ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:

        2) Form, Schedule or Registration Statement No.:

         3)    Filing Party:

         4)    Date Filed:

Thomas Nader

100 Ripley Lane

Oyster Bay, NY 11771

Dear Shareholder:

During a recent conversation with a proxy specialist in regards to the proposals to be voted on at the July 14, 2020 Special Meeting of shareholders for the Legg Mason Funds, you requested to have the proxy material mailed to you for review and reference.

Please find enclosed the proxy statement as it relates to your investment. If you should have any further comments or questions in this regard, please feel free to reach a Legg Mason Proxy Specialist at 800"290"6433. We are available 7 days a week, 9:00 am to 11:00 pm eastern Monday through Friday, and 11:00 am to 6:00 pm Saturday and Sunday.

We ask that once you have reviewed this statement, you give us a call to register your vote on the agenda items. Its critical to receive your vote in order to ensure we meet the require quorum or participation requirements to hold the meeting.

Please call to register your vote!

(800)"290"6433

VOTER ID: XXXXXXXXX

Thank you for your time and consideration.

LEGG MASON FUNDS